Exhibit 7(a)

                            Agreement of Joint Filing


      The undersigned hereby agree that they are filing jointly pursuant to Rule 13d-1(f)(1) of the Securities Exchange Act of 1934, as amended, the Statement dated November 11, 1996 containing the information required by Schedule 13D, for the shares of Common Stock of Triangle Pharmaceuticals, Inc. held by the undersigned individuals.




November 11, 1996


                             /s/ Standish M. Fleming
                             ----------------------------------
                             STANDISH M. FLEMING


                             /s/ Ivor Royston
                             ----------------------------------
                             IVOR ROYSTON


                   [Signature Page of Agreement Joint Filing]